UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	June 20, 2019
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor New York, New York 10118 (Address of principal executive offices)	10118 (Zip Code)
(646) 710-3417 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2019, Shutterstock, Inc. (the “Company”) and Steven Berns, the Company’s Co-Chief Operating Officer and Chief Financial Officer, agreed that Mr. Berns will depart from his roles at the Company effective June 25, 2019, to pursue other opportunities. Mr. Berns’ departure is not due to a dispute or any matter relating to the Company’s accounting and financial policies and operations.
On June 25, 2019, the Company’s Board of Directors (the “Board”) appointed Mr. Steve Ciardiello, the Company’s Chief Accounting Officer, to serve also as Interim Chief Financial Officer effective immediately, until a successor is named. Mr. Ciardiello will also continue in his existing role as Chief Accounting Officer.
Mr. Ciardiello, 48, has served as the Company’s Chief Accounting Officer since November 2016. Prior to joining the Company, Mr. Ciardiello served as Head of Accounting at WeWork Companies, Inc., a provider of shared workspace, from November 2015 to November 2016, Vice President - Finance at AmTrust Financial Services, Inc., a property and casualty insurance provider, from September 2014 to November 2015, and served in multiple capacities at Tower Group International, Ltd., a property and casualty insurance provider, from July 2010 to September 2014, advancing to Chief Accounting Officer. Mr. Ciardiello also worked in public accounting for nearly 15 years. Mr. Ciardiello is a Certified Public Accountant and earned a B.A. in economics from the University of Illinois.
There is no agreement or understanding between Mr. Ciardiello and any other person pursuant to which he was appointed as Interim Chief Financial Officer, nor is there any family relationship between Mr. Ciardiello and any of the Company’s directors or other executive officers. There are no transactions in which Mr. Ciardiello has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On June 25, 2019, the Company also announced that Stan Pavlovsky, the Company’s Co-Chief Operating Officer and Head of Strategic Operations, has been appointed to the newly-created position of President and Chief Operating Officer, effective immediately.
Mr. Pavlovsky, 47, has served as the Company’s Co-Chief Operating Officer and Head of Strategic Operations since April 2019. Prior to joining the Company, Mr. Pavlovsky served as the Executive Vice President, President of Meredith Digital at Meredith Corporation, a media and marketing company, from August 2016 through March 2019. From March 2013 through August 2016, Mr. Pavlovsky served as President of Allrecipes.com, a Meredith company. Prior to joining Meredith, Mr. Pavlovsky was Vice President eCommerce, Merchandising & Marketing at Walgreens Boots Alliance, Inc., a pharmacy store chain, from June 2011 through March 2013. Mr. Pavlovsky previously spent several years at Drugstore.com, an internet retailer in health and beauty care products, which was acquired by Walgreens in 2011, serving in several capacities, including serving in his final years as Vice President, Drugstore.com. Mr. Pavlovsky holds a B.A. from California State University, Northridge and an M.B.A. from City University of Seattle.
There is no agreement or understanding between Mr. Pavlovsky and any other person pursuant to which he was appointed as President and Chief Operating Officer of the Company, nor is there any family relationship between Mr. Pavlovsky and any of the Company’s directors or other executive officers. There are no transactions in which Mr. Pavlovsky has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1Press Release, dated June 25, 2019

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 25, 2019

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: June 25, 2019	By:	/s/ Heidi Garfield
Heidi Garfield
VP, General Counsel and Corporate Secretary